CODE OF ETHICS

I.	INTRODUCTION

This Code of Ethics and the provisions contained herein (this “Code”) apply to all employees (including interns and temporary employees with assignments of 90 days or more), principals, partners and officers (referred to herein collectively as “employees”) of Oaktree Capital Management, L.P. and its subsidiaries and affiliates, but excluding any entity (other than sub-funds and special purpose entities) in which any fund or separate account managed by Oaktree Capital Management, L.P. or its affiliates has made, directly or indirectly, an investment (including any joint ventures) (collectively, “Oaktree”). Oaktree’s Chief Compliance Officer has been designated as the individual with responsibility to explain and implement this Code for Oaktree and all Oaktree employees.

Standards of conduct

This Code is based on the principle that Oaktree employees owe a fiduciary duty to the clients of Oaktree. This duty of care, integrity, honesty and good faith for all employees are expressed in the general guiding principles detailed below. As an employee, you should conduct yourself in all circumstances in accordance with such general guiding principles.

•	You must at all times place the interest of our clients before your own interests.

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You must pay strict attention to potential conflicts of interests, avoiding them if possible and disclosing them and dealing with them appropriately when the conflict is unavoidable or inherent in our business.

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All of your personal investment transactions, and those of your Related Persons (as defined in Article II below), must be conducted in a manner consistent with this Code so as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

•	You must adhere to the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions for their personal benefit.

Although it is sometimes difficult to determine what behavior is necessary or appropriate in order to adhere to these general principles, this Code contains several guidelines for proper conduct. However, the effectiveness of Oaktree’s policies regarding ethics depends on the judgment and integrity of its employees rather than on any set of written rules. Accordingly, you must be sensitive to the general principles involved and to the purposes of the Code in addition to the specific guidelines and examples set forth below. If you are uncertain as to whether a real or apparent conflict exists in any particular situation between your interests or the interests of Oaktree and those of its clients, you should consult with Oaktree’s Chief Compliance Officer immediately. Honesty at all times and in all things is an essential part of your responsibility to Oaktree. A lack of integrity with Oaktree or with its clients will not be tolerated.

Compliance with laws and regulations

All employees are expected to be familiar and comply with the laws and regulations applicable to their day-to-day responsibilities, including the relevant securities laws and regulations applicable to their activities. In some cases, this may involve the securities laws and regulations of multiple jurisdictions. If you have any questions with respect to any such law or regulation, you should consult with Oaktree’s Chief Compliance Officer or one of the Approving Officers listed on Exhibit A. If you become aware of any violations of this Code, you must report them. See Article IX of this Code for further discussion.

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II.	PERSONAL INVESTMENT TRANSACTIONS POLICY

Laws, including the insider trading laws described in Article III of this Code, and ethical standards impose duties on Oaktree and its employees to avoid conflicts of interest between their personal transactions and investment transactions Oaktree makes on behalf of clients. In view of the sensitivity of this issue, it is important to avoid even the appearance of impropriety. This policy governs your investments in securities as well as those of your Related Persons. “Securities” include any interest or instrument commonly known as a security, including stocks, bonds, options, warrants, financial commodities, futures, other derivative products and interests in privately placed offerings, limited partnerships or other entities. If you act as a fiduciary or asset manager with respect to a fund or account not managed by Oaktree (for example, if you act as the executor of an estate for which you make investment decisions), any securities transactions you make on behalf of that fund or account will be subject to the trading restrictions set forth herein. You should review the restrictions on your ability to act as a fiduciary outside of your employment with Oaktree, which are set forth under “Outside Activities — Fiduciary Appointments.”

The following personal investment transactions policies are designed to reduce the possibilities for such conflicts and/or appearances of impropriety, while at the same time preserving reasonable flexibility and privacy in personal securities transactions.

Except as otherwise noted, the restrictions on personal investment transactions apply to all Access Persons. “Access Persons” include all Oaktree employees, except certain persons specified by Oaktree’s Chief Compliance Officer who (i) do not devote substantially all working time to the activities of Oaktree, and (ii) do not have access to information about the day-to-day investment activities of Oaktree. Every employee should consider himself or herself an Access Person unless otherwise specifically exempted pursuant to Article VIII of this Code by Oaktree’s Chief Compliance Officer or one of the “Approving Officers” listed on Exhibit A attached hereto.

General principles regarding securities transactions of access persons

No Access Person or Related Person of an Access Person may purchase or sell, directly or indirectly, for his or her own account:

•	Any security (or related option or warrant) that, to his or her knowledge, Oaktree is buying or selling for its clients, until such buying or selling is completed or canceled.

•	Any security (or related option or warrant) that to his or her knowledge is under active consideration for purchase or sale by Oaktree for its clients.

The term “Related Person of an Access Person” for purposes of this Code includes the following:

•	A husband, wife or a minor child of the Access Person;

•	A relative or domestic partner sharing the same house as the Access Person;

•	Any other person who is significantly dependent on the Access Person for financial support;

•	Anyone else if the Access Person:

(i)	obtains benefits substantially equivalent to ownership of the securities;

(ii)	can obtain ownership of the securities immediately or within 60 days; or

(iii)	can vote or dispose of the securities.

When we refer to an Access Person having “beneficial ownership” of a security, we mean an Access Person or any Related Person to the Access Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security, even though title is in another name (i.e., has opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security).

Preclearance procedures

Each Access Person must obtain, for himself or herself and on behalf of his or her Related Persons, preclearance for any personal investment transaction in a security (other than an Exempt or Reportable Security) if such Access Person or his or her Related Persons has, or as a result of the transaction acquires,

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any direct or indirect beneficial ownership in the security. “Exempt Securities” and “Reportable Securities” are securities (or securities obtained in transactions) described under “Securities or Transactions not subject to certain Personal Investment Transactions Policies”.

You must obtain preclearance for all securities transactions (except those in Exempt and Reportable Securities), including the writing of an option to purchase or sell a security, by completing and signing the Request for Prior Approval of Personal Investment Transactions Form and by obtaining the signature of Oaktree’s Chief Compliance Officer or, if not available, any Approving Officer. You will be required to make certain certifications each time you trade a security, including that you have no knowledge that would cause the trade to violate the general trading principles set forth above. A sample copy of the Request for Prior Approval of Personal Investment Transactions Form is attached as Exhibit B. Since the form may change over time, you should access a copy of the most current form which is available on Oaktree’s intranet site (OaktreeNet).

Preclearance will be given on the day you request it under normal circumstances. You must complete an approved securities transaction by the end of the business week in which you obtain the approval (for example: assuming a regular business week, whether you obtain approval on Monday or Wednesday you have until the close of business on that Friday to execute the transaction). If the transaction is not completed prior to the end of the business week, you must obtain a new preclearance, including one for any uncompleted portion of the transaction. Post-approval is not permitted under this Code. Completing a trade before receiving approval or after the clearance expires constitutes a violation of this Code. After the first such violation, you will typically receive a warning. Upon the second such violation, a 30-day trading suspension will typically be imposed on your personal trading privileges. If any additional violations occur, the sanctions to be imposed will be determined by Oaktree’s Chief Compliance Officer and others as considered necessary at that time.

Trading restrictions

In addition to the more general restrictions discussed above, the additional restrictions on personal investment transactions detailed below must be followed.

No Access Person or his or her Related Persons may:

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Acquire any non-exempt security in an initial public offering (IPO). (Moreover, under NASD Rule 2790 and SEC staff interpretations, Access Persons may also be prohibited from participating in any public offering that is a “new issue.”)

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Purchase or sell, directly or indirectly, any security of an issue that is on the firm-wide restricted securities list or the subject of an information wall under which such Access Person is restricted, unless such transaction is subject to an exemption and is pre-approved by Oaktree’s Chief Compliance Officer or, if not available, any Approving Officer.

•	Enter into a short sale transaction or purchase a put option on any security of an issuer for which a position is held long in an Oaktree client account.

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Purchase securities offered in a private placement (other than those offered by Oaktree) except with the prior approval of Oaktree’s Chief Compliance Officer or, if not available, any Approving Officer. In considering approval, Oaktree’s Chief Compliance Officer or an Approving Officer will take into consideration, among other factors, whether the investment opportunity the Access Person has been offered should be reserved for the benefit of Oaktree’s clients. If an Access Person or his or her department wants to purchase on behalf of Oaktree’s client the security of an issuer or its affiliate where the Access Person has a beneficial interest in the securities of that issuer through a private placement, the Access Person must first disclose his or her interest to Oaktree’s Chief Compliance Officer or an Approving Officer. In such event, Oaktree’s Chief Compliance Officer or an Approving Officer will independently review the proposed investment decision. Written records of any such circumstances should be sent to Oaktree’s Chief Compliance Officer.

No portfolio manager, investment analyst or securities trader or his or her Related Persons may:

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Purchase or sell any security for a period of two (2) days before or two (2) days after that security is bought or sold on behalf of any Oaktree client for which he or she is involved in the investment decision-making process. Violation of this prohibition will require reversal of the transaction and any resulting profits will be subject to disgorgement at the discretion of Oaktree’s Chief Compliance Officer or an Approving Officer.

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No portfolio manager, investment analyst or securities trader:

•

Who provides investment advice to the Vanguard Convertible Securities Fund, Inc. may profit from the purchase and sale, or sale and purchase, of the same (or related) securities within 60 calendar days. The securities subject to this prohibition are those securities owned or that might reasonably be considered by such fund (including underlying equity securities). The foregoing also applies to short transactions. Violation of this prohibition will require reversal of the transaction and any resulting profits will be subject to disgorgement at the discretion of Oaktree’s Chief Compliance Officer or an Approving Officer.

Securities or transactions not subject to certain personal investment transaction policies

The following securities and any associated transactions are exempt from both the preclearance and reporting requirements of the personal investment transactions policy (“Exempt Securities”):

(a)	Direct obligations of the U.S. Government (i.e., treasury securities)

(b)	Bank certificates of deposit

(c)	Bankers’ acceptances

(d)	Commercial paper

(e)	High-quality, short-term debt obligations, including repurchase agreements

(f)	Shares issued by money market funds

(g)	Shares issued by open-end investment companies registered under the Investment Company Act of 1940, as amended (mutual funds), except those of the Vanguard Convertible Securities Fund, Inc., which are Reportable Securities

(h)	Shares issued by unit investments trusts that are invested exclusively in one or more open-end funds, except those of the Vanguard Convertible Securities Fund, Inc. which are Reportable Securities

(i)	Limited partnership interests in Oaktree-sponsored limited partnerships (not reportable given that Oaktree maintains investor lists and transaction records for such investments)

(j)	Securities purchased on behalf of an Access Person for an account over which the Access Person has no direct or indirect influence or control (e.g., those done through a managed account or blind trust)

The following securities and any associated transactions are exempt from the preclearance procedures but not the reporting requirements (“Reportable Securities”) as the likelihood of a conflict of interest with any of Oaktree’s investment activities is considered low:

(a)	Municipal bonds

(b)	U.S. government agency obligations (i.e. FNMA, FHLMC, GNMA)

(c)	Debt obligations issued by foreign governments

(d)	Auction-rate money market instruments

(e)	Exchange Traded Funds and Exchange Traded Notes

(f)	Open-end investment companies not registered under the Investment Company Act of 1940, as amended (i.e., non-U.S. funds)

(g)	Closed-end Investment Companies

(h)	Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired

(i)	Futures and options on currencies or on a broad-based securities index

(j)	Nonfinancial commodities (e.g., pork belly contracts)

(k)	Non-volitionary transactions (i.e., assignment of an option position or exercise of an option at expiration, tender offers when participation is mandatory)

(l)	Securities purchased through the reinvestment of dividends in an automatic dividend reinvestment plan (but not through the investment of additional amounts under such plans)

(m)	Securities purchases effected pursuant to an automatic investment plan (i.e. direct purchase plans (“DPP”)

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(n)	Shares issued by the Vanguard Convertible Securities Fund, Inc.

(o)	Shares issued by unit investments trusts that are invested exclusively in the Vanguard Convertible Securities Fund, Inc.

It is not necessary to preclear personal transactions for any Exempt or Reportable Securities or transactions. However, it still is necessary to include Reportable Securities positions and transactions in the quarterly transaction reports or annual securities holdings list, as applicable. Personal investment transactions in Exempt and Reportable Securities are still subject to this Code’s policy on inside information.

Reporting of transactions

For securities and transactions in an account over which the Access Person has no direct or indirect influence or control (e.g. those done through a managed account or blind trust,), as long as monthly or quarterly personal brokerage account statements are being received by Oaktree directly from such Access Person’s broker who maintains discretion for the account(s), there is no need to include them in the quarterly transactions or annual holdings reports described below.

Quarterly Reports. All Access Persons must file with the Oaktree’s Chief Compliance Officer quarterly reports of personal investment transactions by the 30th day of January, April, July and October (i.e., by the 30th day following the end of the quarter). In each quarterly report, the Access Person must report all personal investment transactions, including those of their Related Persons, and which were transacted during the quarter other than those in Exempt Securities. Every Access Person must file a quarterly report when due even if such person made no purchases or sales of securities during the period covered by the report. You are charged with the responsibility for making your quarterly reports. Any effort by the Oaktree Compliance Department to facilitate the reporting process does not change or alter that responsibility. The report must be on the form provided, a sample of which is attached as Exhibit C. Since the form may change over time, you should access a copy of the most current form, which is available on Oaktree’s intranet site (OaktreeNet).

Annual Reports. All Access Persons must also complete an Annual Holdings Report along with the quarterly report due by the 30th day in January. This report must include a listing of all securities, other than Exempt Securities, held in your brokerage accounts and the brokerage accounts of your Related Persons or held elsewhere (i.e., physical securities, private placements, partnership interests, etc.) as of the 45 days preceding the filing date of the report. The report must be on the form provided, a sample of which is attached as Exhibit D. All new Oaktree employees must also provide a listing of all securities holdings within 10 days of the commencement of employment.

Broker Statements and Trade Confirmations. All Access Persons are required to direct brokers of accounts in which they or a Related Person has a beneficial interest to supply to Oaktree’s Compliance Department, on a timely basis, duplicate copies of trade confirmations and periodic broker account statements stating the name in which the account(s) is held and the account number(s).

You should provide a list of all your brokerage accounts (including those of your Related Persons) to Oaktree’s Compliance Department in the form of Exhibit E attached hereto. If you have any questions about the Personal Investment Transactions Policy, call or see a member of the Compliance Department.

Reviewing of transactions

Oaktree’s Compliance Department is charged with the responsibility of reviewing requests for approval to trade in securities and for performing reconciliations between such approvals and the broker confirmations and statements.

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III.	POLICY STATEMENT ON AVOIDANCE OF INSIDER TRADING

General

The prohibition against insider trading in the United States stems from the general antifraud provisions of the U.S. Securities Exchange Act of 1934, as amended, and the U.S. Investment Advisers Act of 1940, as amended. The Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”) amended both of those acts by adding specific provisions designed to detect and deter insider trading and to impose stiffer sanctions upon violators and persons who “control” violators, such as their employers.

ITSFEA requires all registered investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent misuse of material nonpublic information by their employees or associated persons. ITSFEA also imposes liability upon “controlling persons” (i.e., employers and individual supervisors) if the controlling person knew of or recklessly disregarded the fact that the “controlled person” (i.e., employee or associated person) was likely to engage in the misuse of material inside information and failed to take appropriate steps to prevent it.

In addition to regulations in the U.S. covering prohibitions against insider trading, there are also regulations in other jurisdictions in which Oaktree conducts business. Oaktree employees should be familiar with such local regulations and seek information from Oaktree’s Chief Compliance Officer or local compliance personnel when any questions related to insider trading arise.

Oaktree employees occasionally come into possession of material, non-public information that (i) is entrusted to them by a company or by those in a confidential relationship with the company, in either case with the understanding that the information is not public and is to be held confidential, or (ii) has been “misappropriated” from the company or another source, or (iii) in the case of information about tender offers, the information is not public and is given by a person who has taken one or more steps toward commencement of such an offer (in any such case, “inside information”). Various laws, regulations and court decisions, as well as general ethical and moral standards, impose certain duties with respect to the use of inside information. The violation of those duties could subject Oaktree and its employees involved to serious civil and criminal penalties and the resulting damage to reputation. For the purpose of this policy statement, the reference to “company” includes partnerships, trusts or any entity which issues securities.

Moreover, within an organization or affiliated group of organizations, courts may attribute one employee’s knowledge of inside information to any other employee or group that later trades in the affected security, even if there had been no communication of actual knowledge. Thus, by buying or selling a particular security in the normal course of business, Oaktree employees who have no actual knowledge of inside information could inadvertently subject Oaktree to liability.

The civil and criminal liabilities for misuse of inside information can be substantial and can end your career. These penalties apply both to trading while in possession of such information and to “tipping” others who trade. The risks in this area can be significantly reduced through the conscientious use of a combination of trading restrictions and information barriers designed to confine non-public information to a given investment group or department (so-called “Information Walls”). One purpose of this Policy Statement is to establish a workable procedure for applying these techniques in ways that offer significant protection to Oaktree and its employees, while providing flexibility to carry on investment management activities.

Policy on insider trading

No Access Person or Related Person may buy or sell a security (or a related option or warrant) in a company, either for himself or herself or on behalf of others, while in possession of inside information about a company, whether or not that company is owned by any funds or accounts managed by Oaktree. In addition, Access Persons may not communicate inside information to others, with the exception of communications to Oaktree employees who have a business need to know the information (e.g., because they are working on a proposed transaction to which the information relates).

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What is material information?

Information is “material” when a reasonable investor would consider it important in deciding whether to buy, sell, hold or vote a security. Generally, this is information whose disclosure might reasonably be expected to have an impact on the price of a company’s securities. Dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments are some examples of material information. These prohibitions apply not only to the securities of the issuers to which the inside information is directly related but also to any other securities (for example, securities of companies in the same industry) that may reasonably be expected to be materially affected by a public disclosure of the inside information. (For example, material inside information regarding Microsoft could make it improper to trade in Novell or IBM.)

What is non-public information?

Information is “public” a reasonable time after it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC (or some other governmental agency if the fact of such filing is generally disseminated), the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation. Information remains non-public until a reasonable time elapses after it is disseminated.

Tipping non-public information

If you possess inside information about a particular security or the market for the security, you may not disclose or tip that information to others except on a “need-to-know” basis. You must not discuss such information acquired on the job with your spouse, friends, relatives, clients, or anyone else other than other Oaktree employees.

Inside information procedures

First Steps. Before executing any trade for yourself or others, including clients of Oaktree, you must determine whether you have access to material, nonpublic information that may constitute inside information. If you believe you have received oral or written inside information, you should discuss the situation immediately with Oaktree’s Chief Compliance Officer or an Approving Officer. You should not discuss the information with anyone else within or outside of Oaktree. Oaktree’s Chief Compliance Officer or an Approving Officer will, with the assistance of counsel as required, determine whether the information is of a nature requiring restrictions on use and dissemination.

Handling of Inside Information. If Oaktree’s Chief Compliance Officer or an Approving Officer determines that there is a substantial likelihood that an Oaktree investment group or Oaktree Personnel has received or may receive material non-public information regarding an issuer of publicly traded securities, they will either: (i) place the issuer on a firm-wide restricted securities list, which would bar any purchases or sales of the issuer’s securities by any Oaktree investment group or employee (or Related Person), or (ii) in limited and selective cases, elect to maintain an information wall with regard to the issuer, which would (x) place the issuer on a “Watch List” for monitoring of trading activity, (y) bar any purchases or sales of the issuer’s securities by any Oaktree investment group or employee (including any Related Person of such employee) that receives the information, but allowing other investment groups not in possession of the information to trade in the issuer’s securities, and (z) bar the dissemination of the information beyond certain identified persons responsible for managing the proposed investment in the issuer and impose appropriate safeguards against such dissemination. Where an employee who does not readily fit within an investment group receives such information, Oaktree’s Chief Compliance Officer or an Approving Officer (subject to an analysis of the specific facts) will decide upon the appropriate restriction.

Inadvertent Communications. If inside information is communicated to another investment group or employee (inadvertently or otherwise) in violation of an Information Wall, the Information Wall procedures will apply to such other investment group or employee in the same manner as they are applied to the department that originally received the information.

Lifting Restrictions. Once inside information becomes public, or is judged to be no longer material, Oaktree’s Chief Compliance Officer or an Approving Officer may lift the trading and information restrictions.

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IV.	ANTI-BRIBERY POLICY STATEMENT

General

The U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), among other things, makes it unlawful to corruptly offer, pay, promise to pay, or authorize the payment of any money, or offer, gift, promise to give, or authorize the giving of anything of value, to a “Non-U.S. Official” for the purpose of obtaining, directing or retaining business or to secure an improper advantage. A payment or promise of payment of money or anything of value is made “corruptly” if it is for the purpose of improperly influencing an official action. There is no materiality requirement or de minimis exception to the FCPA, making it illegal to offer anything of value as a bribe, including cash or non-cash items.

The FCPA applies to any U.S. citizen, national, domiciliary, resident alien or entity for conduct anywhere in the world, as well as any nonresident non-U.S. national or entity for conduct in the United States and any entity (wherever domiciled) that is listed on a U.S. securities exchange.

In addition to the FCPA, Oaktree and Oaktree employees are also subject to the applicable anti- bribery laws of all jurisdictions in which they do business and any jurisdictions involved in Oaktree’s cross-border transactions. Oaktree employees that are not U.S. citizens or U.S. residents may also be subject to applicable anti-bribery laws of their countries of citizenship or residency, as applicable. Prior to transacting business (including merger and acquisition transactions and the retention of certain third parties) in any non-U.S. jurisdiction, you should consult with Oaktree’s Chief Compliance Officer or an Approving Officer or local counsel to obtain the applicable policies, requirements and procedures pertinent to complying with the applicable anti-bribery laws of such jurisdictions.

Anti-bribery policy

Oaktree’s policy is to prohibit Oaktree employees from offering, promising, making, authorizing or providing (directly or indirectly, including through third parties) any payments, gifts or transfer of anything of value to any Non-U.S. Official, including a person actually known to be an immediate family member of a Non-U.S. Official and a former Non-U.S. Official, in order to improperly influence or reward any official action or decision by such person for Oaktree’s benefit. Neither funds from Oaktree nor funds from any other source may be used to make any such payment or gift on behalf of or for Oaktree’s benefit.

Oaktree’s policy is to comply with the anti-bribery provisions of the FCPA and all other applicable international anti-corruption laws that relate to the prohibition of payments to government officials. Oaktree has adopted policies and procedures in Section 20 of the Oaktree Compliance Manual (the “Oaktree FCPA Policy”) to assure compliance with all applicable anti-bribery laws and to prevent Oaktree employees from promising, paying or providing, or authorizing the promising, paying or providing of any amount of money or anything of value to a Non-U.S. Official for the purposes of improperly obtaining, directing or retaining business or securing an improper advantage for Oaktree. Failing to abide by the Oaktree FCPA Policy can result in serious financial and criminal penalties for Oaktree and Oaktree employees. In addition, violation of the Oaktree FCPA Policy may subject the involved Oaktree employees to disciplinary action as set forth in this Code and Oaktree’s Compliance Manual. It is therefore imperative that all Oaktree employees comply with the Oaktree FCPA Policy and consult with Oaktree’s Chief Compliance Officer or an Approving Officer if there is any doubt about whether an activity is permitted. If any Oaktree employee knows or learns of a violation of the applicable anti-bribery laws or of the Oaktree FCPA Policy, he or she must promptly report the facts to Oaktree’s Chief Compliance Officer or an Approving Officer.

Who is a Non-U.S. official?

The FCPA defines “Non-U.S. Official” to include any person who is employed full- or part-time by a non U.S. government, or by regional subdivisions of non U.S. governments, including states, provinces, districts, counties, cities, towns and villages or by independent agencies, state-owned businesses, state-controlled businesses or public academic institutions.

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“Non-U.S. Officials,” as defined by the FCPA, also include political party officials and candidates for political office. For example, a campaign contribution is the equivalent of a payment to a Non-U.S. Official under the FCPA. In certain cases, providing a payment or thing of value to a person actually known to be an immediate family member of a Non-U.S. Official or a charity associated with a Non-U.S. Official may be the equivalent of providing a thing of value to the Non-U.S. Official directly.

Under the FCPA, the employees of more than 75 public international organizations, such as the African and Asian Development Banks, the EU, the IMF, the UN and the OAS, are considered “Non-U.S. Officials.”

Pre-approval, Reporting, due Diligence and Contractual Requirements

The Oaktree FCPA Policy provides specific policies and procedures to implement the following safeguards to assure compliance with the FCPA and applicable anti-bribery laws, unless otherwise authorized by Oaktree’s Chief Compliance Officer or an Approving Officer:

Pre-Approval of Certain Expenses. You must obtain pre-approval for the following types of expenses:

•	travel and lodging expenses for a Non-U.S. Official, regardless of amount; and

•	gifts provided to a Non-U.S. Official or a person actually known to be an immediate family member of a Non-U.S. Official, if the gifts, individually or in the aggregate, are in excess of $50; and

•

meals and entertainment provided to a Non-U.S. Official or a person actually known to be an immediate family member or guest of a Non-U.S. Official, if the meals and entertainment, individually or in the aggregate, are in excess of $150 per day; and

•	in certain cases, political contributions and charitable donations to Non-U.S. Officials or persons that they control.

Pre-approval may be obtained by submitting to Oaktree’s Chief Compliance Officer or an Approving Officer a completed and signed copy of Oaktree’s Request for Prior Approval of Gifts, Meals and Entertainment, Travel, and Lodging for Non-U.S. Officials (Exhibit K to this Code). Requests for pre-approval of travel and lodging for Non-U.S. Officials must be accompanied by a general itinerary.

Reporting Obligations. You must report all payments for travel, lodging, gifts, meals and entertainment provided to a Non-U.S. Official or a person actually known to be an immediate family member or guest of a Non-U.S. Official, regardless of amount (even if pre- approval was not required). Reporting must be made on Oaktree’s Quarterly Report of Gifts, Meals and Entertainment for Non-U.S. Officials (Exhibit L to this Code).

Requirements for Retention of Certain Third Parties. The retention of any consultant, investor, joint venture partner, local partner, broker, agent or other third party retained or to be retained by Oaktree for the purpose of dealing with a Non-U.S. Official on Oaktree’s behalf or where the contemplated services are likely to involve business-related interactions with a Non-U.S. Official on Oaktree’s behalf shall be subject to specific due diligence and contractual requirements to assure compliance with the FCPA.

Requirements for Merger and Acquisitions and Equity Investment Transactions. Merger and acquisition transactions and equity investments by Oaktree shall be subject to specific due diligence and contractual requirements to assure compliance with the FCPA and insulate Oaktree from liability for existing or potential FCPA violations by the target company. The foregoing requirements shall not apply to non-equity investments or investments in publicly traded securities purchased in the public market and derivative trades.

Requirements in Connection with Portfolio Companies. All Oaktree controlled portfolio companies shall adopt, implement, periodically review and enforce appropriate policies and procedures to assure compliance with the FCPA and applicable anti-bribery laws. For portfolio companies in which Oaktree has a minority, non-controlling interest, Oaktree employees should (i) be mindful of FCPA issues, (ii) propose to the portfolio company that it adopt an FCPA policy and (iii) consult with Oaktree’s Chief Compliance Officer or an Approving Officer to determine what additional steps, if any, are appropriate.

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V.	GIFTS, PAYMENTS, AND PREFERENTIAL TREATMENT

Gifts and entertainment

No employee may accept a gift, or allow him or herself to be entertained in a manner, that might reasonably be expected to improperly influence his or her behavior or judgment or interfere with his or her responsibilities to Oaktree and its clients. While business gifts and entertainment are not prohibited altogether, each employee must exercise good judgment to assure that no gift or entertainment that is excessive in value or frequency is accepted. You should immediately report any offer of an improper gift or entertainment to Oaktree’s Chief Compliance Officer.

Employees may not solicit gifts, favors, special accommodations, or other valuable items from anyone doing business or seeking to do business with Oaktree. In addition, no employee may receive or participate in any arrangement leading to an inappropriate gift to himself or herself, relatives, or any business in which any of them have a substantial interest, in consideration of past, present or prospective business conducted with Oaktree.

Gifts and Entertainment Received by Employees

You may accept unsolicited gifts from present or prospective clients, providers of goods or services or others with which Oaktree has dealings only if the gift is reasonable and customary and not of excessive value. Similarly, you may not allow yourself to be entertained in a manner that is unreasonably lavish or frequent. In applying the foregoing standards, you should be conservative in your judgments and decline any gift or entertainment that might reasonably be deemed questionable.

The term “gift” includes, but is not limited to, substantial favors, money, credit, tickets (e.g tickets to sporting or entertainment events), special discounts on goods or services, free services, loans of goods or money, trips, hotel expenses, food or beverages, or anything else of value. Gifts to an employee’s immediate family are included in this policy. The receipt of cash gifts or gifts of securities is absolutely prohibited.

For the avoidance of doubt, you should understand that if you are given tickets to an event to do with as you please, you will be deemed to have received a “gift” in the amount of the fair market value of the tickets. In contrast, if you attend an event with a host, you are deemed to have been entertained, but not to have received a “gift.”

Gifts and Entertainment Given by Employees

It is acceptable for you to give gifts or favors of nominal value to clients and/or business associates to the extent they are appropriate and suitable under the circumstances, meet the standards of ethical business conduct, and involve no element of concealment. Entertainment of clients and/or business associates that is reasonable and appropriate for the circumstances is also acceptable. Be aware, however, that many organizations have their own rules limiting the type of gifts and entertainment that their employees can receive. You must be careful to observe any of those restrictions of which you are aware. As a general matter, you should not provide any gift to, nor entertain, any U.S. or non-U.S. government official. If you feel that particular circumstances merit an exception, you should seek the prior approval of an Approving Officer. In the case of non-U.S. officials, you should also refer to Section IV “Anti-Bribery Policy Statement” above for a discussion of Oaktree’s policies and procedures.

Reporting of Gifts and Entertainment

All employees are required to report the receipt of gifts valued at $50.00 or more and their attendance at any entertainment event or conference (other than normal and customary business meals) given or sponsored by anyone with whom Oaktree does business. Reporting of such items will be accomplished through a quarterly form, a sample of which is attached as Exhibit F.

Political contributions

It is Oaktree’s policy to comply fully with election campaign laws. Each employee is responsible for monitoring his or her political contributions to be certain that they comply with all applicable laws.

All employees will be required to report on a quarterly basis and as may be requested from time to time the giving of campaign contributions, monetary or in-kind benefits, charitable contributions and gifts, meals and entertainment to, or for the benefit of, among others, any government official, candidate running for office, political party, or legislative leadership or political action committee. Quarterly reporting of such items will be accomplished through

October 2009	Page 10 of 17

CODE OF ETHICS

a form, a sample of which is attached as Exhibit G. In the case of providing any non-U.S. officials with any such items, you should also refer to Section IV “Anti- Bribery Policy Statement” above for a discussion of Oaktree’s policies and procedures.

Other codes of ethics

You should be aware that sometimes a client imposes more stringent codes of ethics than those set forth above. If you are subject to a client’s code of ethics, you should notify Oaktree’s Chief Compliance Officer and you should abide by it.

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CODE OF ETHICS

VI.	OUTSIDE ACTIVITIES

Outside employment

Each Oaktree employee is expected to devote his or her full time and ability to Oaktree’s interests during regular working hours and such additional time as may be properly required. Oaktree discourages employees from holding outside employment, including consulting. If you are considering taking outside employment, you must submit a written request to your Department Head. The request must include the name of the business, type of business, type of work to be performed, and the days and hours that the work will be performed. If your Department Head approves your request, it will be submitted to Oaktree’s Chief Compliance Officer or an Approving Officer for final approval.

An employee may not engage in outside employment that: (a) interferes, competes, or conflicts with Oaktree’s interests; (b) encroaches on normal working time or otherwise impairs performance; (c) implies sponsorship or support of an outside organization by Oaktree; or (d) reflects directly or indirectly adversely on Oaktree. This policy also prohibits outside employment in the securities brokerage industry. Employees must abstain from negotiating, approving or voting on any transaction between Oaktree and any outside organization with which they are affiliated, whether as a representative of Oaktree or the outside organization, except in the ordinary course of their providing services for Oaktree and on a fully disclosed basis.

If you have an approved second job, you are not eligible to receive compensation during an absence from work which is the result of an injury on the second job and outside employment will not be considered an excuse for poor job performance, absenteeism, tardiness or refusal to work overtime. Should any of these situations occur, approval may be withdrawn and you may be subject to discipline, including dismissal.

Service as director

Each employee needs to obtain approval of (a) the employee’s Department Head or portfolio manager to serve as a director, or in a similar capacity, of a portfolio company of funds and accounts managed by Oaktree and (b) the employee’s Department Head and Oaktree’s Chief Compliance Officer or an Approving Officer to serve as a director, or in similar capacity, in all other circumstances. If you receive approval, it will be subject to the implementation of procedures to safeguard against potential conflicts of interest, such as placing securities of the company on a restricted list. Approval may be withdrawn if it is concluded that withdrawal is in the interest of Oaktree or its clients.

You do not need approval to serve on the board of a private family corporation or any charitable, professional civic or nonprofit entities that are not clients of Oaktree and have no business relations with Oaktree. (You should note, however, that if you are involved with the investment activities of such an entity, that entity may become your Related Person and be subject to the policies concerning securities transaction set forth above.) Also, if you serve in a director capacity which does not require advance approval but circumstances later change which would require such approval (e.g., the company enters into business relations with Oaktree or becomes a client), you must then obtain approval. See Exhibit H for a sample of the Report on Outside Directorships which you should use to seek any approval. You should consult with Oaktree’s Chief Compliance Officer to determine whether your activities will trigger our policies concerning the reporting of securities transactions.

Fiduciary appointments

No employee may accept appointments as executor, trustee, guardian, conservator, general partner or other fiduciary, or any appointment as a consultant in connection with fiduciary or active money management matters, without the prior approval of Oaktree’s Chief Compliance Officer or an Approving Officer. This policy does not apply to appointments involving personal or family estate planning or service on the board of a charitable, civic, or nonprofit company where the Access Person does not act as an investment adviser for the entity’s assets and has no control or limited input in the investment decision for such entity’s assets. Securities traded by you as a fiduciary will be subject to the Oaktree Personal Investment Transactions Policy.

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CODE OF ETHICS

Compensation, consulting fees and honorariums

If you have received proper approval to serve in an outside organization or to engage in other outside employment, you may retain all compensation paid for such service unless otherwise provided by the terms of the approval. You may not retain compensation (whether in the form of cash, stock options, shares of restricted stock or other non-cash compensation) received for services on boards of directors or as officers of corporations where you serve in the course of your employment activities with Oaktree and in such instances, it is your responsibility to inform Oaktree’s Chief Compliance Officer or an Approving Officer of your receipt of any such compensation and the terms thereof. However, you may retain honorariums received by you for publications, public speaking appearances, instructional courses at educational institutions, and similar activities. You should direct any questions concerning the permissible retention of compensation to Oaktree’s Chief Compliance Officer or an Approving Officer.

Participation in public affairs

Oaktree employees are encouraged to support community activities and political processes. Normally, voluntary efforts take place outside of regular business hours. If voluntary efforts require corporate time, you should obtain prior approval from your Department Head. If you wish to accept an appointive office, or run for elective office, you must first obtain approval from your Department Head and then Oaktree’s Chairman. You must campaign for an office on your own time and may not use Oaktree’s property or services for such purpose without proper reimbursement to Oaktree.

In all cases, employees participating in political activities do so as individuals and not as representatives of Oaktree. To prevent any interpretation of sponsorship or endorsement by Oaktree, you should not use either Oaktree’s name or address in material you mail or funds you collect, nor, except as necessary in biographical information, should Oaktree be identified in any advertisements or literature.

Serving as treasurer of clubs, churches, lodges, or similar organizations

An employee may act as treasurer of clubs, churches, lodges, or similar organizations. However, you should keep funds belonging to such organizations in separate accounts and not commingle them in any way with your personal funds or Oaktree’s. You should consult with Oaktree’s Chief Compliance Officer or an Approving Officer to determine whether your activities will trigger our policies concerning the reporting of securities transactions.

Any other outside activity or venture that is not covered by the foregoing, but that may raise questions, should be cleared with Oaktree’s Chief Compliance Officer or an Approving Officer.

October 2009	Page 13 of 17

CODE OF ETHICS

VII.	OTHER EMPLOYEE CONDUCT

Personal financial responsibility

It is important that employees properly manage their personal finances, particularly in matters of credit. Imprudent personal financial management may affect job performance and lead to more serious consequences for employees in positions of trust. In particular, you are not permitted to borrow from clients, or from providers of goods or services with whom Oaktree deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment. This prohibition does not preclude borrowing from individuals related to you by blood or marriage.

Taking advantage of a business opportunity that rightfully belongs to Oaktree

Employees must not take for their own advantage an opportunity that rightfully belongs to Oaktree or its clients. Whenever Oaktree has been actively soliciting a business opportunity, or the opportunity has been offered to it or funds or accounts which are managed by such member, facilities or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to Oaktree and not to employees who may be in a position to divert the opportunity for their own benefits.

Examples of improperly taking advantage of a corporate opportunity include:

•	Selling information to which an employee has access because of his/her position.

•	Acquiring any security or asset that Oaktree is known to be considering or that is within the focus of an investment strategy employed by Oaktree.

•	Receiving a commission or fee on a transaction which would otherwise accrue to Oaktree.

•	Diverting business or personnel from Oaktree.

Corporate property or services

Employees are not permitted to act as principal for either themselves or their immediate families in the supply of goods, properties, or services to Oaktree, unless approved by the Oaktree’s General Counsel or Chief Financial Officer. Purchase or acceptance of corporate property or use of the services of other employees for personal purposes are also prohibited. This would include the use of inside counsel for personal legal advice absent approval from the Oaktree’s General Counsel or use of outside counsel for personal legal advice at the expense of Oaktree.

Use of Oaktree stationery

It is inappropriate for employees to use official corporate stationery for personal correspondence or other non-job-related purposes.

Giving advice to clients

No Oaktree employee may practice law or provide legal advice. You should avoid statements that might be interpreted as legal advice. You should refer questions in this area to the Oaktree’s General Counsel. You should also avoid giving clients advice on tax matters, the preparation of tax returns, or investment decisions, except as may be appropriate in the performance of an official fiduciary or advisory responsibility or as otherwise required in the ordinary course of your duties.

October 2009	Page 14 of 17

CODE OF ETHICS

VIII.	CONFIDENTIALITY

All information relating to past, current and prospective clients is highly confidential and is not to be disclosed or discussed with anyone other than Oaktree employees under any circumstance, unless as expressly permitted by Oaktree’s Chief Compliance Officer or an Approving Officer or as outlined in Oaktree’s Compliance Manual. Additionally, Oaktree employees will come into possession of, or otherwise have access to, confidential and/or proprietary information pertaining to Oaktree’s business which has commercial value to Oaktree’s business. Consequently, all employees will be required to sign and adhere to a Confidentiality Agreement, a form of which is attached as Exhibit I.

IX.	EXEMPTIVE RELIEF

Oaktree’s Chief Compliance Officer and the Approving Officers will review and consider any proper request of an Access Person for relief or exemption from any restriction, limitation or procedure contained in this Code which is claimed to cause a hardship for such Access Person or which may involve an unforeseen or involuntary situation where no abuse is involved. Exemptions of any nature may be given on a specific basis or a class basis, as such officers determine. Exemptions from Access Person status may also be granted to any person or class of persons such officers determine do not warrant such status. Under appropriate circumstances, Oaktree’s Chief Compliance Officer or any of the Approving Officers may authorize a personal transaction involving a security subject to actual or prospective purchase or sale for Oaktree’s clients, where the personal transaction would be very unlikely to affect the market for such security, where the Oaktree employee is not in possession of inside information, or for other reasons sufficient to satisfy such officers that the transaction does not represent a conflict of interest, involve the misuse of inside information or convey the appearance of impropriety. Any Access Person’s request for relief should be in writing and should state the basis for his or her request. Oaktree’s Chief Compliance Officer or any of the Approving Officers may meet, as deemed necessary, to discuss any such written request. Any such approval shall be appropriately documented and maintained by Oaktree’s Compliance Department.

October 2009	Page 15 of 17

CODE OF ETHICS

X.	REPORTING OF VIOLATIONS AND SANCTIONS

Any violation of the Code must be promptly reported to Oaktree’s Chief Compliance Officer or, if unavailable, an Approving Officer. Any such reports will be treated confidentially and investigated promptly and appropriately. All employees are encouraged to seek advice from Oaktree’s Chief Compliance Officer or any Approving Officer with respect to any action or transaction which may violate the Code and should refrain from any action or transaction which might lead to the appearance of a violation.

Upon discovering a violation of this Code, Oaktree’s Chief Compliance Officer, in consultation with other Oaktree officers, may impose such sanctions as he or she deems appropriate. Such disciplinary action may include, without limitation, a reprimand (orally or in writing), additional training sessions regarding the policies and procedures violated, suspension of personal trading privileges, a reversal of any improper transaction, monetary penalties, demotion, and suspension or termination of employment and forfeiture of benefits.

XI.	ANNUAL COMPLIANCE CERTIFICATION

Access Persons will be required to certify annually that (i) they have received, have read and understand the terms of this Code and that they recognize the responsibilities and obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of this Code, including but not limited to the personal investment transactions policies contained in this Code. The certification must be on the form provided, a sample of which is attached as Exhibit J.

October 2009	Page 16 of 17

CODE OF ETHICS

XII.	EMPLOYEE CERTIFICATION

I have received, have read and understand the terms of Oaktree’s Code of Ethics, effective May 1, 1995, as amended in October 2009. I recognize the responsibilities and obligations to which I am subject under the Code of Ethics and hereby agree to observe and comply with those responsibilities and obligations.

(Signature)	(Date)

(Print Name)

October 2009	Page 17 of 17

CODE OF ETHICS

XIII.	CODE OF ETHICS EXHIBITS

Exhibit A	—	List of Approving Officers and Chief Compliance Officer

Exhibit B	—	Request for Prior Approval of Personal Investment Transactions Form

Exhibit C	—	Quarterly Report of Personal Investment Transactions

Exhibit D	—	Annual Holdings Report

Exhibit E	—	List of Personal Brokerage Accounts

Exhibit F	—	Quarterly Gifts and Entertainment Disclosure Form

Exhibit G	—	Quarterly Political Contributions/Benefits Disclosure Form

Exhibit H	—	Report on Outside Directorships and Officerships

Exhibit I	—	Confidentiality Agreement

Exhibit J	—	Annual Compliance Certification

Exhibit K	—	Request for Prior Approval of Gifts, Meals and Entertainment, Travel and Lodging for Non-U.S. Officials

Exhibit L	—	Quarterly Report of Gifts, Meals and Entertainment for Non-U.S. Officials

January 2009

CODE OF ETHICS

LIST OF APPROVING OFFICERS AND CHIEF COMPLIANCE OFFICER

Oaktree’s chief compliance officer

Kristin Scott	Managing Director and Chief Compliance Officer

Approving officers

Todd Molz	Managing Director and General Counsel

Richard Ting	Managing Director and Associate General Counsel

Emily Alexander	Senior Vice President – Legal

Lisa Arakaki	Senior Vice President – Legal

Brian Beck	Senior Vice President and Europe Regional Counsel

Martin Boskovich	Vice President – Legal

Shahram Haghighi	Vice President – Legal

Jay Ghiya	Vice President – Legal

Shirley Lo	Vice President and Asia Regional Counsel

Tom Ware	Vice President – Compliance

Dominic Keenan	Vice President – Legal

Approving officer for personal investment transaction requests and anti-bribery matters

Theresa Renn	Assistant Vice President – Compliance

Approving officer for insider trading matters

Donna Choi	Senior Administrator – Legal

January 2009	Exhibit A

CONFIDENTIAL

REQUEST FOR PRIOR APPROVAL OF PERSONAL INVESTMENT TRANSACTIONS

(Please print legibly in ink)

Do not trade until you have been notified by Compliance Department personnel that you can trade. This authorization is valid only through the end of the business week. Any transaction, or portion thereof, not so completed will require a new approval.

EMPLOYEE INFORMATION:

Name: _________________________ Department: ___________________________ Brokerage account to be used: ____________________________________

        For investment professional: Is this issuer followed by your department?     ☐  Yes    ☐  No

            If yes, you must obtain the approval of the Department Head or Designee: _____________________________

TRANSACTION INFORMATION:

Short sales on any portfolio companies are prohibited and certain employees are subject to “Blackout” periods for securities, including the underlying securities for options.

Check one:                      Buy                      Buy to Cover                      Sell                      Short Sell

SECURITY INFORMATION:

Full name of security and issuer:                                                       U.S. Exchange              non-U.S., specify country: ___________________

            Public Offering (Complete Section I Below)              Private Placement (Complete Section II. Below)

Equity Ticker Symbol:                                                       or CUSIP/ISIN or other ID for fixed income and other securities: _______________

Please place a check in ALL of the applicable boxes. Omissions will result in delays in processing the request.

i.	public offering (Investments in Initial Public Offerings are prohibited)

A. Equity ☐ 1. Common Stock (including shares of closed-end mutual funds) or Preferred Stock ☐ 2. Convertible Preferred Stock ☐ 3. American Depositary Receipt (ADR) or American Depositary Share (ADS)	☐4. Warrant ☐5. Option — Circle One: CALL PUT ☐6. Other (please specify) ______________

B. Fixed Income ☐ 1. Corporate Debt ☐ 2. Convertible Debt ☐ 3. Mortgage-Backed or Asset-Backed Debt	☐4. Issuer is a government agency or quasi-agency ☐5. ____________________________ Other (please specify) ________________________

☐ I certify that this investment opportunity is in no way connected with my association with Oaktree.

☐ Information regarding this investment has been provided (i.e., copy of PPM or offering circular).

ii.	private placement

REPRESENTATIONS:

I hereby request permission to effect a transaction in the security as indicated above for my account or another account in which I have a beneficial interest which has been previously disclosed to the Compliance Department. I do not have any confidential information about the issuer and this issuer is not on any Restricted Lists to which I am subject. I am familiar with and agree to abide by the requirements set forth in the Code of Ethics and certify that I am currently in compliance with the Code of Ethics.

____________________________________                 ___________________________________________________________

signature of person requesting approval                         chief compliance officer/approving officer

_______________                                                           _________________                   _________________________________

date                                                                                     approval date                             date by which trade must be executed

Compliance:

U.S. and Asia: L.A. Compliance / fax: 213-830-8827                         Due Diligence: Restricted    ☐  Yes  ☐  No             Held  ☐  Yes  ☐  No

U.K. and Europe: London Compliance (Tom Ware)                                         If Yes, details on back                     If Yes, details on back

This approval form should be sent by fax, email or hard copy to the relevant Compliance Department.

October 2009	Exhibit F

CONFIDENTIAL

QUARTERLY REPORT OF PERSONAL INVESTMENT TRANSACTIONS

To: Chief Compliance Officer                     From: _____________________________

                                                                                   please print your name

The following lists all transactions in securities in which I had any direct or indirect beneficial ownership, during the quarter ended ____________. This list excludes any transactions in Exempt Securities as defined in the Code of Ethics and transactions in a managed or blind trust account for which Oaktree is already receiving the appropriate brokerage statements.

Note: The term “securities” includes any interest or instrument commonly known as a security, including stocks, bonds, options, warrants, futures, securities acquired in privately placed offerings, financial commodities, other derivative products and interest in limited partnerships or other entities. Failure to fully disclose all securities will be considered a violation of the Code of Ethics.

If no transactions took place, check the box and sign below.     ☐

trade date	transaction type (use codes below)	account number	shares or principal amount	ticker symbol or cusip number	name of security (including maturity date and interest rate for debt securities)	unit price	name of broker

If additional space is required, attach a schedule giving the same information with respect to the transactions included theron.

Transaction codes:

(btc) buy to cover • (g) gift • (oth) other acquisition or disposition (specify) • (p) open market or private purchase (s) open market or private sale • (ss) short sale • (w) acquisition or disposition by will

print name	signature	date

October 2009	Exhibit F

CONFIDENTIAL

ANNUAL HOLDINGS REPORT

I hearby certify that the following is a complete listing of all securities (other than Exempt Securities as defined in the Code of Ethics) in which I have a beneficial interest as of the following date ______________.

Note: The term “securities” includes any interest or instrument commonly known as a security including all stocks, bonds, options, warrants, futures, securities acquired in privately placed offerings, financial commodities, other derivative products and interests in limited partnerships or other entities. The term “Beneficial Interest” is defined by the SEC and outlined in the Code of Ethics. Generally, under the SEC rules, a person is regarded as having a beneficial interest in securities held in the name of (a) a husband, wife or a minor child, (b) a relative sharing the same house, and (c) anyone else if the Access Person (i) obtains benefits substantially equivalent to ownership of the securities, (ii) can obtain ownership of the securities immediately or at some future time, or (iii) can vote or dispose of the securities. Failure to fully disclose all securities will be considered a violation of the Code of Ethics.

name of security (including maturity date and interest rate for debt securities)	ticker symbol or cusip no.	type of security	shares or principal amount	broker name

(Use additional sheets if necessary. Current employees may attach copies of brokerage statements which are dated within 45 days of the date of this report instead of listing each holding separately above. New employees who must complete this report may attach copies of their brokerage statements which are dated within 45 days of the date of this report instead of listing each holding separately above.)

print name	signature	date

Please return this form to the Chief Compliance Officer within thirty (30) days after the end of each calendar year (current employees) and to the Human Resources Department within 10 days of the date of employment (new employees).

October 2009

CONFIDENTIAL

LIST OF PERSONAL BROKERAGE ACCOUNTS

Name:		Department:
(PLEASE PRINT)

☐ None—I do not have beneficial interest in any brokerage accounts.

OR

Listed below are all the securities brokerage accounts in which I have a direct or indirect beneficial interest:

1	NAME ON ACCOUNT	RELATIONSHIP TO EMPLOYEE	ACCOUNT NUMBER	DATE ACCOUNT OPENED	BROKERAGE FIRM NAME	BROKERAGE FIRM ADDRESS	BROKERAGE FIRM REPRESENTATIVE

2	NAME ON ACCOUNT	RELATIONSHIP TO EMPLOYEE	ACCOUNT NUMBER	DATE ACCOUNT OPENED	BROKERAGE FIRM NAME	BROKERAGE FIRM ADDRESS	BROKERAGE FIRM REPRESENTATIVE

3	NAME ON ACCOUNT	RELATIONSHIP TO EMPLOYEE	ACCOUNT NUMBER	DATE ACCOUNT OPENED	BROKERAGE FIRM NAME	BROKERAGE FIRM ADDRESS	BROKERAGE FIRM REPRESENTATIVE

I have received and reviewed the Code of Ethics, understand it, agree to abide by it, and promise to immediately update this list should the information change. Additionally, I give my permission for the Compliance Department to request duplicate account statements and trade confirmations, either in hard copy or electronic format, for each account listed.

EMPLOYEE SIGNATURE	DATE

October 2009	Exhibit F

CONFIDENTIAL

QUARTERLY GIFTS AND ENTERTAINMENT DECLARATION

Have you, during the quarter ended                     , received any gifts valued at $50 or more or attended any entertainment event or conference (other than normal and customary business meals) given or sponsored by anyone with whom any member of the Oaktree Group Yes     ☐        No     ☐ does business?*

If you answered “Yes” to the above question, please specify below what gift(s) and/or event(s) or conference(s) you have received/attended.

GIFTS RECEIVED FROM                                                               TO

date received	type of gift		estimated $ amount/fair market value equivalent	from whom

	Food/wine Sporting tickets Other: specify	Office items Concert/play tickets		Broker
Vendor
Other

	Food/wine Sporting tickets Other: specify	Office items Concert/play tickets		Broker
Vendor
Other

	Food/wine Sporting tickets Other: specify	Office items Concert/play tickets		Broker
Vendor
Other

ENTERTAINMENT EVENTS ATTENDED FROM				TO
date attended	event		estimated $ amount/fair market value equivalent	host

	Sporting event Concert/play Other: specify	Golf		Broker
Vendor
Other

	Sporting event Concert/play Other: specify	Golf		Broker
Vendor
Other

	Sporting event Concert/play Other: specify	Golf		Broker
Vendor
Other

ENTERTAINMENT EVENTS ATTENDED FROM				TO
date attended	conference name		estimated $ amount/fair market value equivalent	host

			Fully paid for by Oaktree	Broker
			Partially paid for by Oaktree	Vendor
			Entertainment only by host	Other

			Fully paid for by Oaktree	Broker
			Partially paid for by Oaktree	Vendor
			Entertainment only by host	Other

			Fully paid for by Oaktree	Broker
			Partially paid for by Oaktree	Vendor
			Entertainment only by host	Other

print name	signature	date

*	In order to clarify any possible confusion, you should understand that if you are given tickets to an event to use as you please, you are deemed to have received a “gift” in the amount of the fair market value of the tickets. In contrast, if you attend an event with a host, you are not deemed to have received a “gift” but rather to have been “entertained” and hosted at an entertainment event.

October 2009	Exhibit F

CONFIDENTIAL

QUARTERLY REPORT OF POLITICAL CONTRIBUTIONS

To: Chief Compliance Officer	From:
please print your name

The following sets forth information regarding all of the following items which I or my spouse have given to, on behalf of, or for the benefit of any government official (including any board member or staff member of a public entity); a candidate running for office; a political party or committee therof; a legislative leadership committee; or a politician action committee during the quarter ended .*

•	Campaign contributions

•	Monetary or in-kind benefits

•	Any charitable contributions

•	Gifts, meals or entertainment If none of the transactions listed above took place, check the box and sign below. ☐

name of individual or organization receiving benefits/ contributions	state in which individual or organization is located	amount or fair market value of benefits/ contributions	date of contribution

If additional space is required, attach a schedule giving the same information with respect to the transactions included theron.

print name	signature	date

*	Only contributions made during the relevant quarter should be reported, as all previously reported information will be kept on file. The reported information will be kept confidential and will only be viewed by members of the Legal and Compliance departments.

October 2009	Exhibit L

CONFIDENTIAL

REPORT ON OUTSIDE DIRECTOR AND OFFICER POSITIONS

(Complete a separate form for each applicable outside company or institution.)

To: Chief Compliance Officer

From:
	print name	signature	date

☐	None (I hold no outside directorships that require reporting.)

Name of outside company or institution:

Public company Private company Other institution

Symbol: Exchange or other listing:

Oaktree-related[1]: Yes No

Member of Board of Directors: Yes No Since when:

Committees: (specify)

Offices held: (specify)

Answer the following only if your position in the outside company is Oaktree-related[1]: Describe how position is Oaktree-related[1]: ____________________________________________________________

Compensation: Cash Stock Stock options Other:

Frequency of receipt: Monthly Quarterly Annually

Disposition of compensation:

Does outside company provide D&O insurance? Yes No

Coverage:
attach certificate or other evidence of insurance

1	”Oaktree-related” Is the position held (a) in connection with the performance of your duties for Oaktree or (b) at the specific request of Oaktree? If so, answer “Yes.”

Approval:

department head/portfolio manager	chief compliance officer or an approving officer
(required only for non-investment-related director seats or officership positions)

October 2009	Exhibit L

CONFIDENTIAL

CONFIDENTIALITY AGREEMENT

In connection with work performed, or to be performed, during the course of my employment with Oaktree Capital Management L.P. (“Oaktree”) or any of its subsidiaries or affiliated entities (referred to herein collectively with Oaktree as the “Oaktree Group”), I hereby represent and agree as follows:

1.	I acknowledge that my provision of services to any member of the Oaktree Group, including my employment with any member of the Oaktree Group, creates a relationship of confidence and trust between the Oaktree Group and me with respect to confidential and/or proprietary information pertaining to the business of the Oaktree Group. I recognize that such information (including information created, discovered or developed by me, or made known to me, during the period of my service or arising out of my service) has commercial value in the business in which the Oaktree Group is engaged.

2.	I hereby agree that I shall not, without the prior express written consent of the Chairman of Oaktree, (i) use for my benefit, use to the detriment of any member of the Oaktree Group, or disclose, at any time while as an employee, or if I cease to be an employee, at any time thereafter (unless and to the extent required by law or as required in the performance of my duties as an employee of a member of the Oaktree Group), any Confidential Information (as defined below), or (ii) take, remove or retain upon my ceasing to be an employee for any reason, any document, paper, electronic file or other storage medium containing or relating to any Confidential Information, any Intellectual Property (as defined below) or any physical property of any member of the Oaktree Group.

3.	I hereby agree to deliver to the Oaktree Group on the date I cease to be an employee for any reason, or promptly at any other time that any member of the Oaktree Group may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) within my possession or control that contain any Confidential Information or any Intellectual Property.

4.	I hereby agree that any and all Intellectual Property is and shall be the exclusive property of the Oaktree Group for the Oaktree Group’s sole use. In addition, I acknowledge and agree that the investment performance of the funds and accounts managed by any member of the Oaktree Group is attributable to the efforts of the team of professionals of the Oaktree Group and not to the efforts of any single individual, and that, therefore, the performance records of the funds and accounts managed by any member of the Oaktree Group are and shall be the exclusive property of the Oaktree Group. I agree that I shall not use or disclose any Intellectual Property, including, without limitation, any of the performance records of the funds and accounts managed by any member of the Oaktree Group without the prior written consent of the Chairman of Oaktree, except in the ordinary course of my employment with any member of the Oaktree Group.

5.	Without limiting the generality of the foregoing, any trade secrets of the Oaktree Group will be entitled to all of the protections and benefits under applicable law. I acknowledge that (i) I may have had, and may have in the future, access to information that constitutes trade secrets but that has not been, and will not be, marked to indicate its status as such and (ii) the preparation of this Confidentiality Agreement constitutes reasonable efforts under the circumstances by the Oaktree Group to notify me of the existence of such trade secrets and to maintain the confidentiality of such trade secrets within the provisions of the Uniform Trade Secrets Act or other applicable law.

October 2009	Exhibit L

CONFIDENTIAL

CONFIDENTIALITY AGREEMENT

6.	For purposes of this Confidentiality Agreement, the following capitalized terms shall have the meanings set forth below:

(i) “Confidential Information” shall mean any information concerning the employees, organization, business or finances of any member of the Oaktree Group or any third party (including any client, investor, partner, portfolio company, customer, vendor or other person) with which a member of the Oaktree Group is engaged or conducts business, including business strategies, operating plans, acquisition strategies (including the identities of, and any other information concerning, possible acquisition candidates), financial information, valuations, analyses, investment performance, market analysis, acquisition terms and conditions, personnel, compensation and ownership information, know-how, customer lists and relationships, the identity of any client, investor, partner, portfolio company, customer vendor or any other third party, and supplier lists and relationships, as well as all other secret, confidential or proprietary information belonging to any member of the Oaktree Group; provided, however, that Confidential Information shall not include any information generally known to the public other than as a result of disclosure by me not permitted hereunder.

(ii) “Intellectual Property” shall mean (a) any and all investment or trading records, agreements or data; (b) any and all financial and other analytic models, records, data, methodologies or software; (c) any and all investment advisory contracts, fee schedules and investment performance data; (d) any and all investment agreements, limited partnership agreements, subscription agreements, private placement memorandums and other offering documents and materials; (e) any and all client, investor or vendor lists, records or contact data; (f) any and all other documents, records, materials, data, trade secrets and other incidents of any business carried on by any member of the Oaktree Group or learned, created, developed or carried on by any employee of any member of the Oaktree Group (in whatever form, including print, computer file, diskette or otherwise); and (g) all trade names, services marks and logos under which any member of the Oaktree Group does business, and any combinations or variations thereof and all related logos.

SIGNATURE	DATE	PRINT NAME

October 2009	Exhibit L

CONFIDENTIAL

ANNUAL COMPLIANCE CERTIFICATION

I certify that:

1.	I have received, read and understand Oaktree’s Code of Ethics, effective May 1, 1995 and as amended October 2009, and I agree to abide by the policies and provisions contained therein.

2.	By agreeing to abide by Oaktree’s Code of Ethics and the policies and procedures contained therein, I understand any violations may result in sanctions, including termination of my employment.

3.	Since the date of my employment or the last annual compliance certification, whichever is later, I have complied with Oaktree’s Code of Ethics, have reported any instances of violations of which I am aware to an Approving Officer, or have received communications from an Approving Officer regarding violations which occurred during the period.

SIGNATURE	DATE	PRINT NAME

October 2009	Exhibit L

CONFIDENTIAL

REQUEST FOR PRIOR APPROVAL OF GIFTS,

MEALS AND ENTERTAINMENT, TRAVEL AND LODGING

FOR NON-U.S. OFFICIALS*

Submitted by:		Department:
please print your name

description of payment or item of value	estimated value in local currency (include both on an individual basis and in the aggregate)	purpose of a payment or item of value	recipient of payment or item of value

I certify that this gift, meal and entertainment, travel or lodging expense is not being provided to induce the recipient to provide favorable treatment to Oaktree, nor are there any upcoming business transactions or government actions that could give the appearance that this gift, meal or entertainment, travel or lodging expense is being provided to induce the recipient to provide any favorable treatment to Oaktree.

By:	Date:

TO BE COMPLETED BY APPROVING OFFICER ONLY

total value of gifts given to this recipient during the course of the calendar year (including travel and lodging)		total value of meals and entertainment given to this recipient during the course of the calendar year

Approved by:		Date:
approval officer

Note: All original forms should be forwarded to the Compliance Department for maintenance.

*	The FCPA defines “Non-U.S. Official” to include any person who is employed full- or part-time by a non-U.S. government, or by regional subdivisions of non-U.S. governments, including states, provinces, districts, counties, cities, towns and villages or by independent agencies, state-owned businesses, state-controlled businesses or public academic institutions. This will also include non-U.S. political party officials and candidates for non-U.S. political offices, including campaign contributions, and any person known to be an immediate family member or guest of a Non-U.S. Official.

October 2009	Exhibit L

QUARTERLY REPORT OF GIFTS, MEALS AND ENTERTAINMENT

FOR NON-U.S. OFFICIALS*

Have you, during the quarter ended                                                      , given, provided, paid for, or promised anything of any value to a Non-U.S. Official regardless of whether pre-approval was sought?

Yes                    No

If you answered “YES” to the above question, please provide details below:

date given	description of payment or item of value	estimated value in local currency (include both on an individual basis and in the aggregate)	purpose of payment or item of value	recipient of payment or item of value

I certify that any item disclosed herein was not provided to induce the recipient to provide favorable treatment to Oaktree, nor are there any upcoming business transactions or government actions that could give the appearance that this gift, meal or entertainment, travel or lodging expense was provided to induce the recipient to provide any favorable treatment to Oaktree.

print name	signature	date

*	The FCPA defines “Non-U.S. Official” to include any person who is employed full- or part-time by a non-U.S. government, or by regional subdivisions of non-U.S. governments, including states, provinces, districts, counties, cities, towns and villages or by independent agencies, state-owned businesses, state-controlled businesses or public academic institutions. This will also include non-U.S. political party officials and candidates for non-U.S. political offices, including campaign contributions, and any person known to be an immediate family member or guest of a Non-U.S. Official.

October 2009	Exhibit L